Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Third Quarter 2022 Financial Results

New York, NY, August 9, 2022 -- PhenixFIN Corporation (NASDAQ: PFX) (the "Company"), a publicly traded business development company, today announced its financial results for the fiscal third quarter of 2022.

Highlights

●	During the third quarter total investment income of $3.7 million; net investment income of $0.2 million
●	Net asset value (NAV) of $129.1 million, or $58.74 per share as of June 30, 2022, vs. $57.08 per share as of September 30, 2021
●	Weighted average yield to maturity of 9.09% on debt investments
●	FlexFIN continues to grow with over $40 million allocated to the business

David Lorber, Chief Executive Officer of the Company, stated:

“During the third quarter the portfolio performed relatively well given the market environment as we continued generating positive Net Investment Income. While during the quarter the portfolio was impacted by increasing broader market volatility, global instability, inflation and rising interest rates, we remain confident in the underlying investments. With a strong balance sheet and low leverage, we believe we continue to position the Company to grow NII through successful capital deployment while remaining prudent and judicious in terms of these new investments. FlexFIN continued to grow with over $40 million allocated to the unique business at quarter end generating a meaningful cash flow stream for the Company.”

Since our internalization on January 1, 2021, we generated proceeds from the monetization of positions totaling $142.0 million and deployed $175.9 million across new and add on investments. In addition, we continue to execute on our share repurchase program.

Selected Third Quarter 2022 Financial Results

For the quarter ended June 30, 2022, total investment income totaled $3.7 million, of which $3.5 million was attributable to portfolio interest and dividend income and $0.2 million was attributable to fee and other income.

For the quarter ended June 30, 2022, total net expenses were $3.5 million and total net investment income was $0.2 million.

For the quarter ended June 30, 2022, the Company recorded a net realized loss of $0.2 million and net unrealized depreciation of $9.2 million largely due to market volatility in various investments.

Portfolio and Investment Activities

As of June 30, 2022, the fair value of the Company's investment portfolio totaled $182.8 million and consisted of 45 portfolio companies.

As of June 30, 2022, the Company had 6 portfolio company investments on non-accrual status with a fair market value of $12.4 million.

Liquidity and Capital Resources

At June 30, 2022, the Company had $24.4 million in cash and $57.5 million and $22.5 million outstanding in aggregate principal amount of its 5.25% unsecured notes due 2028 and 6.125% unsecured notes due 2023, respectively.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, increase net investment income, reduce operating expenses for a sustainable period of time, implement its investment objective, capitalize on investment opportunities, grow its net asset value and perform well and operate effectively under an internalized management structure, FlexFIN’s ability to perform effectively and generate attractive returns and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word "approximately" when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	June 30, 2022 (Unaudited)	September 30, 2021
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $135,629,418 and $92,214,167, respectively)	$115,937,311	$84,152,678
Affiliated investments (amortized cost of $44,288,170 and $75,963,427, respectively)	17,390,505	57,595,245
Controlled investments (amortized cost of $77,098,614 and $39,490,097, respectively)	49,455,289	9,891,860
Total Investments at fair value	182,783,105	151,639,783
Cash and cash equivalents	24,382,766	69,433,256
Receivables:
Fees receivable	-	1,872,700
Interest receivable	1,262,193	371,576
Paydown receivable	168,866	292,015
Due from Affiliate	132,763	-
Dividends receivable	269,330	81,211
Prepaid share repurchases	96,096	-
Other assets	866,821	1,401,746
Total Assets	$209,961,940	$225,092,287

Liabilities:
Notes payable (net of debt issuance costs of $2,162,356 and $412,795, respectively)	$77,859,444	$77,434,005
Interest and fees payable	503,125	-
Due to affiliates	-	280,323
Due to broker	-	1,586,000
Administrator expenses payable	67,028	67,920
Distributions payable	265,798	-
Accounts payable and accrued expenses	1,299,858	1,416,524
Deferred revenue	279,032	-
Other liabilities	606,675	613,534
Total Liabilities	80,880,960	81,398,306

Commitments and Contingencies

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,197,418 and 2,517,221 common shares outstanding, respectively	2,198	2,517
Capital in excess of par value	675,707,499	688,866,642
Total distributable earnings (loss)	(546,628,717)	(545,175,178)
Total Net Assets	$129,080,980	$143,693,981
Total Liabilities and Net Assets	$209,961,940	$225,092,287

Net Asset Value Per Common Share	$58.74	$57.08

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30		For the Nine Months Ended June 30
	2022	2021	2022	2021
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$1,468,171	$1,578,657	$3,748,190	$4,785,374
Payment in-kind	102,063	186,733	340,636	356,762
Affiliated investments:
Cash	(23,496)	249,157	486,569	797,776
Payment in-kind	93,275	286,444	283,036	286,444
Controlled investments:
Cash	4,375	-	1,365,035	-
Total interest income	1,644,388	2,300,991	6,223,466	6,226,356
Dividend income	1,846,507	6,307,408	3,463,386	20,979,143
Interest from cash and cash equivalents	9,255	3,862	18,025	5,308
Fee income	65,014	71,443	420,279	650,323
Other income	93,394	-	323,828	78,204
Total Investment Income	3,658,558	8,683,704	10,448,984	27,939,334

Expenses:
Base management fees	-	-	-	1,146,403
Interest and financing expenses	1,201,623	1,260,825	3,910,361	4,538,520
General and administrative expenses	362,989	294,022	849,684	856,396
Salaries and benefits	1,037,602	679,229	1,973,770	1,011,546
Administrator expenses	58,881	106,578	210,162	546,372
Insurance expenses	155,449	444,832	469,803	1,404,312
Directors fees	164,500	179,000	540,000	875,217
Professional fees, net	469,550	289,200	936,895	113,797
Total expenses	3,450,594	3,253,686	8,890,675	10,492,563
Net Investment Income	207,964	5,430,018	1,558,309	17,446,771

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	(188,638)	38,852	749,791	4,093,500
Affiliated investments	-	19,811	14,737,897	(10,433,117)
Controlled investments	925	1,850	1,850	(40,145,720)
Total net realized gains (losses)	(187,713)	60,513	15,489,538	(46,485,337)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(9,623,302)	(1,794,173)	(11,630,618)	(773,501)
Affiliated investments	405,381	1,513,353	(8,529,483)	(2,072,831)
Controlled investments	(31,533)	1,759,025	1,954,912	40,325,544
Total net change in unrealized gains (losses)	(9,249,454)	1,478,205	(18,205,189)	37,479,212
Loss on extinguishment of debt	-	-	(296,197)	(122,355)
Total realized and unrealized gains (losses)	(9,437,167)	1,538,718	(3,011,848)	(9,128,480)

Net Increase (Decrease) in Net Assets Resulting from Operations	$(9,229,203)	$6,968,736	$(1,453,539)	$8,318,291

Weighted Average Basic and Diluted Earnings Per Common Share	$(4.19)	$2.60	$(0.61)	$3.07
Weighted Average Basic and Diluted Net Investment Income (Loss) Per Common Share	$0.09	$2.02	$0.66	$6.44
Weighted Average Common Shares Outstanding - Basic and Diluted	2,202,115	2,683,093	2,372,849	2,707,794

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